UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [   ]

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or sec. 240.14a-12

GIGA-TRONICS INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
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Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

July 12, 2010

To Our Shareholders:

I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California at 9:30 a.m. on Tuesday, August 17, 2010.

At the meeting, you will be asked to elect six directors, approve an amendment to the 2005 Equity Incentive Plan, including the material terms of performance criteria, and ratify the selection of Perry-Smith LLP as our Independent Registered Public Accounting Firm.  Information about these matters is set forth in the attached Notice and Proxy Statement.

Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting.  However, regardless of whether you plan to attend in person, it is important that your vote be counted.  I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

Garrett A. Garrettson
Chairman of the Board of Directors

Your vote is very important.  Even if you plan to attend the meeting,
VOTE YOUR PROXY PROMPTLY.

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on August 17, 2010

To Our Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California on Tuesday, August 17, 2010 at 9:30 a.m., local time, for the following purposes:

1.	Elect six directors for the ensuing year;

2.	To approve an amendment to the 2005 Equity Incentive Plan increasing the number of shares authorized for issuance under the Plan;

3.	To approve the material terms of the performance criteria for the performance-based awards under the Plan, as amended;

4.	Ratify the appointment of Perry-Smith LLP as Independent Registered Public Accounting Firm; and

5.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on June 21, 2010 will be entitled to vote at this meeting, or any adjournment of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD.  PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

Patrick J. Lawlor
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 17, 2010:  The proxy statement and annual report on Form 10-K are available online at www.gigatronics.com under “Investor Relations”.

San Ramon, California
July 12, 2010

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583

This proxy statement is submitted by the Board of Directors of Giga-tronics Incorporated (“Giga-tronics” or the “Company”), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:30 a.m. on Tuesday, August 17, 2010, at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California, in accordance with the notice to shareholders, and at any adjournment thereof.

Our Board of Directors has fixed June 21, 2010 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting.  A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.  On the record date, there were 4,972,019 shares of Giga-tronics common stock issued and outstanding.  Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting.  However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by at least one shareholder before voting for the election of directors.  Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses.  Six directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies.  It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date.  A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person.  Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy.  The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is July 12, 2010.

The Altman Group will be using an automated system for the tabulation of shareholder votes for Giga-tronics.  Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  We believe that nominees have discretionary voting power with respect to all of the ballot items described below and elsewhere in this proxy statement.  In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.  Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.  The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the ratification of our Independent Registered Public Accounting Firm.  An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the Independent Registered Public Accounting Firm.

The Annual Report of Giga-tronics for its fiscal year ended March 27, 2010 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by The Altman Group.  Giga-tronics has retained The Altman Group to solicit proxies for a fee of approximately $6,500, which includes the estimated fees for related services to be rendered by Broadridge Financial Solutions, Inc.  No additional compensation will be paid to directors, officers or other employees for such services.

The executive office of Giga-tronics is located at 4650 Norris Canyon Road, San Ramon, California,  94583, and the telephone number at that location is (925) 328-4650.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified.  The nominees of the Board of Directors for election as directors are listed below.  There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics.  The Board of Directors has determined that Messrs. Cole, Garrettson, Harvey and Wilson, representing a majority of the Board of Directors, are independent under the independence standards of The Nasdaq Stock Market.

Name and Principal Occupation	Director Since	Age
George H. Bruns, Jr. Chairman of the Board until February 2008 and a Director of the Company. Chief Executive Officer from January 1995 until April 2006. He provided seed financing for the Company in 1980 and has been a Director since inception. Mr. Bruns is General Partner of The Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics, Inc. of McKinney, Texas. Mr. Bruns has been nominated primarily because of his long experience in the industry and his thorough knowledge of the Company.	1980	91
James A. Cole General Partner of Windward Ventures, General Partner of Spectra Enterprise Associates, Founder and President of Amplica, Inc. and presently a director of Syntricity, CAP Wireless, KOR Electronics and Akatoo, all private companies. Mr. Cole is also a Trustee at Mount St. Mary’s College in Los Angeles, CA. Mr. Cole has been nominated because of his broad business experience and industry knowledge. Member: Audit and Nominating Committees	1994	68
Garrett A. Garrettson
Chairman of the Board of Directors of Giga-tronics Inc. since February 2008.  Garrett Garrettson is currently President of G. Garrettson Consulting LLC, providing management consulting to public and private companies.  From  December 2005 until January 2008 Dr. Garrettson was President and CEO of Fresco Technologies, a private digital imaging company, and from November 2001 until September 2004, he was President and CEO of Clairvoyante, a private company that developed and licensed critical technology to the flat panel display industry.  From 1996 until 2002, he held the position of Chairman, and before that President & CEO, of Spectrian Corporation, a public company that developed, manufactured and sold wireless telecommunications infrastructure equipment and semiconductors. Before Spectrian he spent ten years in the data storage industry as President & CEO of Censtor Corporation, a Vice President at Seagate Technology and a Vice President at Control Data.  He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. He was educated at Stanford in Engineering Physics, receiving his PhD in Nuclear Engineering.  In addition to being a Director of Giga-tronics, he is a Director of Iridex and GSI Group.  Mr. Garrettson is nominated primarily because of his leadership skills and his executive experience in the industry.

Member:  Compensation Committee

	2006	67

Kenneth A. Harvey President of Peak Consulting Group. Former CEO of Advanced Wireless & Telecom, Vice President and General Manager of Credence Systems Corporation. Co-founded Modulation Instruments where he served as President and CEO. Mr. Harvey is nominated primarily because of his executive experience in the industry, technical knowledge, and his familiarity with accounting and SEC issues. Member: Audit and Compensation Committees	2002	45
John R. Regazzi
Chief Executive Officer and a Director of the Company since April 2006.  Mr. Regazzi had been President and General Manager of Instrument Division since August 2005, and prior to that, was Vice President of Operations for Instrument Division from October 2004 through August 2005.  Prior to that, he was Vice President of Engineering for Instrument Division from June 2001 through October 2004. Previous experience includes 22 years at Hewlett Packard and Agilent Technologies in various design and management positions associated with their microwave sweeper and synthesizer product lines. His final position at Agilent Technologies was as a senior engineering manager.  Mr. Regazzi is nominated primarily because of his role as Chief Executive Officer, his RF and Microwave expertise, and his depth of experience in the industry.

	2006	55
Robert C. Wilson Former Chairman of Wilson & Chambers, a private investment firm. Prior to that, Mr. Wilson was Vice President of General Electric, Executive Vice President of Rockwell International, CEO of Collins Radio, and CEO of Memorex. Mr. Wilson is nominated primarily because of his executive experience, his financial background and his familiarity with accounting issues. Member: Audit, Nominating and Compensation Committees	1991	90

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings

There were ten meetings of the Board of Directors during the last fiscal year.  Five of the directors attended all the regularly scheduled meetings of the Board of Directors, and one director missed one scheduled meeting.  All directors who serve on a committee attended all of the scheduled committee meetings, except one director, who missed 2 committee meetings.  Directors are expected to attend the Annual Meeting except for good cause.  All six of the directors attended the Annual Meeting in 2009.

Committees

Giga-tronics' Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee.  During fiscal 2010, the Audit Committee consisted of directors James A. Cole, Kenneth A. Harvey (Chairman) and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market.  The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports.  The Audit Committee must approve all non-audit services provided by the Independent Registered Public Accounting Firm.  The Audit Committee has not adopted any standards for pre-approval of non-audit services and has not pre-approved any non-audit services.  The Audit Committee held four meetings during the past fiscal year.  The board has determined that Robert Wilson has:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore the Board of Directors determined that Robert Wilson is the Audit Committee’s financial expert for purposes of Nasdaq rules and requirements of the Sarbanes Oxley Act.

The charter of the Audit Committee is available on the Company’s website under “Investor Relations”.

Compensation Committee.  During fiscal 2010, the Compensation Committee consisted of directors Garrett A. Garrettson (Chairman), Kenneth A. Harvey and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market.  The committee formulates recommendations to the Board of Directors regarding levels of compensation for management.  In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common stock and other forms of equity awards.  The Compensation Committee reviews and approves all stock options and executive compensation.

The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2010.  The Compensation Committee met seven times during the last fiscal year.

The Compensation Committee does not have a formal charter.

Nominating Committee.  The Board of Directors has a Nominating Committee, which is currently comprised of directors James A. Cole and Robert C. Wilson, both of whom are independent under the director independence standards of The Nasdaq Stock Market.  The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors.  The Nominating Committee met one time during the last fiscal year.

The Nominating Committee has no formal process for identifying and evaluating candidates.  Existing directors attempt to identify suitable candidates as the need arises.  The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or committee.  In the past year the Company did not receive any recommendations for director candidates from any shareholders.  Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications.  The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The Nominating Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business.  At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and any recommended by shareholders, meets the following minimum qualifications:

•	The nominee should have a reputation for integrity and honesty.
•	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
•	The nominee should have an understanding of the Company and its industry.
•	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
•	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The Nominating Committee also serves as the Corporate Governance Committee.  The Corporate Governance Committee has adopted a Code of Ethics applicable to all directors, officers and employees.  The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary.

The Committee has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates.

The charter of the Nominating Committee is available on the Company’s website under “Investor Relations”.

Leadership Structure

The positions of Chairman of the board and Chief Executive Officer are currently held by different persons.  The Board believes that having a separate chairman will help enable the board to maintain an independent perspective on the activities of the Company and executive management.

Board Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board.  While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  Other general business risks such as economic and regulatory risks are monitored by the full Board.

Compensation of Directors

Each of the directors who is not employed by Giga-tronics receives an annual director's fee of $10,000 ($20,000 for Chairman) and, in addition, an attendance fee of $1,000 for each Board meeting attended ($1,500 for Chairman).  Outside directors serving on committees of the Board of Directors receive $500 for in-person attendance at each committee meeting, and $250 for each telephonic meeting.  From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board.

The following table summarizes compensation paid to directors (other than Mr. Regazzi, whose compensation in all capacities is included in the Summary Compensation Table below) in fiscal year 2010.

Director Compensation
Name	Fees Earned or Cash Paid ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)
George H. Bruns, Jr.	$17,000	$12,735	--	--	--	$29,735
James A. Cole	$18,000	$12,735	--	--	--	$30,735
Garrett A. Garrettson	$31,750	$19,102	--	--	--	$50,852
Kenneth A. Harvey	$19,250	$12,735	--	--	--	$31,985
Robert C. Wilson	$19,250	$12,735	--	--	--	$31,985

(1)  The value for Stock Option Awards in the table above represents grant date fair value of Stock Option Awards.  For Option Awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options.  See Note 1 of the audited consolidated financial statements for the fiscal year ended March 27, 2010 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under ASC 718.  At March 27, 2010, Mr. Garrettson held options to purchase 35,000 shares of common stock, Mr. Bruns held options to purchase 33,000 shares of common stock while the remaining directors listed above held options to purchase 25,000 shares of common stock.

Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board of Directors or to specific individual directors.  Shareholders may send communications to the full board or to individual directors at the Company’s main office at 4650 Norris Canyon Road, San Ramon, California 94583.  Communications will be forwarded unopened to the director to whom it is addressed or to the lead independent director if addressed to the Board of Directors.  The Board of Directors believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics' common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC.  Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 27, 2010 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

INFORMATION ABOUT EXECUTIVE OFFICERS

Name	Age	Position
John R. Regazzi	55	See previous table.

Patrick J. Lawlor	59
Vice President, Finance, Chief Financial Officer and Secretary of Giga-tronics, Inc. since February 2007.  Previously he was a Consultant to PDL BioPharma, Inc.; Vice President, Chief Financial Officer at SaRonix, LLC; Chief Financial Officer with Aerojet Fine Chemicals, LLC; and Vice President of Finance with Systems Chemistry, Inc.  Mr. Lawlor spent 23 years with Westinghouse Electric Corporation, where he rose through numerous positions among various divisions, with his final position as Vice President of Finance and Controller.

Jeffrey T. Lum	64
Chief Technology Officer of Giga-tronics since April 2007 and founder of ASCOR.  Mr. Lum founded ASCOR in 1987 and has been President since inception.  Mr. Lum was a founder and Vice President of Autek Systems Corporation, a manufacturer of precision waveform analyzers.  Mr. Lum is on the Board of Directors for the Santa Clara Aquamaids, a non-profit organization dedicated to advancing athletes in synchronized swimming to the Olympic games.

Malcolm E. Levy	60
Vice President, Sales & Marketing since September 2008.  Mr. Levy has over 25 years of Sales and Marketing experience in the Test & Measurement industry.  His career started in sales with Racal Instruments in the U.K.  A background in RF and Communications made him an ideal candidate to move to the U.S. and become the sales and marketing manager for all U.K. manufactured instruments, including low noise fast switching synthesizers.  His final position at Racal Instruments after 20 years of service was Executive Vice President, Sales and Marketing.  Since leaving Racal in 2001 he has helped wireless test companies grow their international sales business.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics' chief executive officer and the other executive officers during the last fiscal year ended March 27, 2010, and for the fiscal year ended March 28, 2009:

Summary Compensation Table
Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards (1) ($) (f)	All Other Compensation (2) ($) (i)	Total ($) (j)
Patrick J. Lawlor	2010	$128,249	---	$12,735	$538	$141,522
VP Finance, CFO & Secretary	2009	$131,365	---	---	$475	$131,840
Malcolm E. Levy (3)	2010	$161,434	---	$9,551	$807	$171,792
Vice President, Sales & Marketing	2009	$115,231	---	$53,989	$448	$169,668
Jeffrey T. Lum	2010	$121,949	---	$31,837	$610	$154,396
President, ASCOR CTO, Giga-tronics	2009	$125,820	---	---	$629	$126,449
John R. Regazzi	2010	$140,185	---	$25,470	$701	$166,356
Chief Executive Officer	2009	$137,846	---	---	$689	$138,535

(1)
Stock options granted under Giga-tronics' 2000 Stock Option Plan and the 2005 Employee Incentive Plan.  The value for Stock Option Awards in the table above represents grant date fair value of Stock Option Awards for fiscal year 2010 and 2009.  For Option Awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options.  See Note 1 of the audited consolidated financial statements for the fiscal year ended March 27, 2010 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under ASC 718.

(2)	Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.
(3)	Date of hire and Officer appointment September 2, 2008.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as of June 21, 2010, concerning the beneficial ownership of Giga-tronics' common stock for:  each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics' outstanding common stock; each director and nominee; each executive officer named in the Summary Compensation Table below; and all directors and executive officers of Giga-tronics as a group:

Stock ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total Outstanding Common Stock
George H. Bruns, Jr. 4650 Norris Canyon Road San Ramon, California 94583	75,403 (1)	1.51%
James A. Cole 2291 Melford Court Thousand Oaks, California 91361	97,344 (2)	1.95
Garrett A. Garrettson P.O. Box 157 Pebble Beach, California 93953	20,000 (3)	0.40
Kenneth A. Harvey 4650 Norris Canyon Road San Ramon, California 94583	29,304 (4)	0.59
Patrick J. Lawlor 4650 Norris Canyon Road San Ramon, California 94583	107,180 (5)	2.14
Malcolm E. Levy 4650 Norris Canyon Road San Ramon CA 94583	22,825 (6)	0.46
Jeffrey T. Lum 4650 Norris Canyon Road San Ramon, California 94583	37,102 (7)	0.74
John R. Regazzi 4650 Norris Canyon Road San Ramon, California 94583	226,000 (8)	4.44
Robert C. Wilson 620 Sand Hill Road #413-G Palo Alto, California 94304	13,750 (9)	0.28
All executive officers and directors as a group (9 persons, including those above)	628,908 (10)	12.18

Renaissance Technologies LLC James H. Simons 800 Third Avenue, New York, NY 10022	258,000	5.19%

  (1)  Includes 22,163 shares owned by The Bruns Company; 32,240 shares owned directly and 21,000 shares issuable under options exercisable within 60 days of June 21, 2010.
  (2)  Includes 13,750 shares issuable under options exercisable within 60 days of June 21, 2010.
  (3)  Includes 20,000 shares issuable under options exercisable within 60 days of June 21, 2010.
  (4)  Includes 13,750 shares issuable under options exercisable within 60 days of June 21, 2010.
  (5)  Includes 28,750 shares issuable under options exercisable within 60 days of June 21, 2010.
  (6)  Includes 20,625 shares issuable under options exercisable within 60 days of June 21, 2010.
  (7)  Includes 23,738 shares issuable under options exercisable within 60 days of June 21, 2010.
  (8)  Includes 115,000 shares issuable under options exercisable within 60 days of June 21, 2010.
  (9)  Includes 13,750 shares issuable under options exercisable within 60 days of June 21, 2010.
(10)  Includes 270,363 shares issuable under options exercisable within 60 days of June 21, 2010.

Stock Options

The following table sets forth information about stock options held by the named executive officers and outstanding at the end of fiscal 2010.  All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Patrick J. Lawlor	37,500	18,750	$1.96	3/20/2012
	7,500	7,500	$1.85	11/13/2012
	---	10,000	$1.95	08/18/2014
Malcolm E. Levy	---	7,500	$1.95	8/18/2014
	18,750	56,250	$1.14	09/02/2013
Jeffrey T. Lum	---	25,000	$1.95	08/18/2014
	5,000	5,000	$1.85	11/13/2012
	12,488	4,162	$1.42	9/12/2011
John R. Regazzi	---	20,000	$1.95	8/18/2014
	26,250	8,750	$2.65	4/21/2011
	75,000	25,000	$2.31	11/14/2011

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 27, 2010.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by securities holders	891,027	$ 1.8812	342,475
Equity compensation plans not approved by securities holders	n/a	n/a	n/a
Total	891,027	$ 1.8812	342,475

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Change-In-Control Arrangements

All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics' assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics' outstanding common stock, or a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership.

Compensation Committee Interlocks and Insider Participation

For the 2010 fiscal year, the Compensation Committee was comprised of Messrs. Garrett A. Garrettson, Kenneth A. Harvey and Robert C. Wilson.

No executive officer of Giga-tronics serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics Board of Directors or Compensation Committee.

AUDIT COMMITTEE - REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls.  The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process.  The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management to review and discuss the March 27, 2010 consolidated financial statements.  The Audit Committee also discussed, with the Independent Registered Public Accounting Firm, the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.  The Audit Committee also received written disclosures from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with the independent accountants that firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 27, 2010 for filing with the Securities and Exchange Commission.  The Committee has approved the engagement of Perry-Smith LLP to continue as the Company's auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Kenneth A. Harvey, Chairman
Robert C. Wilson
James A. Cole

REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy

Giga-tronics' executive compensation philosophy rests on two fundamental principles.  First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives.  Secondly, the program is intended to create an alignment of interest between Giga-tronics' executives and its shareholders such that a significant portion of each executive's compensation is linked directly to the creation of shareholder value.

The Executive Compensation Program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary.  The incentive pay programs are intended to reward performance that is directly relevant to the Company's short term and long term success.  The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2010 are summarized below.  It is expected that this process will remain the same in fiscal year 2011.  However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance".

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role in Giga-tronics.  Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics' executive officers are competitive with the companies within and outside its industry with which Giga-tronics competes for executive talent.  However, the Committee did not independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics' executive officers stood in relation to other companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace.  Salary increases are granted within a pay-for-performance framework.

Annual Performance (Non-Stock) Based Incentive Compensation

Giga-tronics' annual incentive bonus plan is intended to:

•                         reward key employees based upon company and individual performance,
•                         motivate, and
•                         provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

There were no bonus payments earned in fiscal 2010.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests.  Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year.  The right to exercise options granted from the 2000 Plan expires 60 days after termination of employment (except for certain situations), and in case of death an optionee's estate would have twelve months to exercise.  For the 2005 Plan, the right to exercise options expires 90 days after termination of employment, and in case of death an optionee's estate would have twelve months to exercise.  For both plans, no Option or Stock Appreciation Right shall be exercised after its expiration date in accordance with its terms.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

The Compensation Committee established a $160,000 annual salary for the CEO.  However, the CEO voluntarily reduced his salary in May 2009 by 10% during the recessionary downturn.  The CEO’s salary has been restored to $160,000 as of June 2010.

Deduction Limit for Executive Compensation

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The 2000 Stock Option Plan and the 2005 Employee Incentive Plan restrict the maximum number of shares of common stock for which any one participant may be granted stock options and awards, and the stockholders approved these plans.  As a result, stock options granted to Giga-tronics' executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.

BY THE COMPENSATION COMMITTEE:

Garrett A. Garrettson, Chairman
Kenneth A. Harvey
Robert C. Wilson

PROPOSAL 2

APPROVAL OF AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE UNDER THE 2005 EQUITY INCENTIVE PLAN

At the Meeting, shareholders will be asked to approve an amendment to the 2005 Equity Incentive Plan (the “Plan”) increasing the number of shares of common stock available for grant by 700,000 shares.

The Plan is intended to encourage ownership of the Company’s stock by the Company’s employees and directors and to provide additional incentive for them to promote the success of the Company’s business.  The Company’s shareholders approved the Plan in 2005.

The Proposed Amendment

The Board of Directors approved an amendment to the Plan increasing the number of shares of common stock available for awards under the Plan by 700,000.  At the Meeting, shareholders will be asked to approve the amendment.

The Plan currently provides that up to 700,000 shares of the Company’s common stock are available for awards.  Options granted must have an exercise price that is not less than the fair market value of the Company’s common stock on the date of grant.  As of June 21, 2010, the last closing sale price for the Company’s common stock as reported by Nasdaq was $2.42 per share.  If the shareholders approve the proposed amendment, the Plan will be amended to increase the total number of shares available for grants under the Plan to a total of 1,400,000.

As of the date of this Proxy Statement, options to purchase 449,375 shares have been granted by the Board of Directors and were outstanding, and options to purchase an additional 103,125 shares have been exercised by option holders, leaving 147,500 shares of the 700,000 shares originally authorized currently available for further grants of options, including shares returned to the Plan upon cancelation of options.  If the shareholders approve Proposal 2, the number of shares available for further grants under the Plan will be 847,500.

The Plan and Types of Awards

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is presently composed of three members, all of whom are independent directors as defined by the regulations of the SEC and NASDAQ.  Any of the employees including officers and directors may be selected by the Committee to participate in the Plan.  As of June 21, 2010, there were approximately 125 persons who are eligible to participate in the Plan.

The board may at any time exercise any of the powers and responsibilities assigned to the Committee under the Incentive Plan.  Subject to the provisions of the Incentive Plan, the Committee has complete authority to make all determinations with respect to awards to be granted, including the form of award and the recipient of the award.  Subject to the provisions of the Incentive Plan, the Committee also has complete authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements concerning the terms of an award, and to make all other determinations necessary or advisable for the administration of the Incentive Plan.  All decisions, interpretations and other actions of the Committee are final and binding.

The Plan authorizes the Company to grant equity-based awards to participants.  These awards include options that qualify as incentive stock options (“Incentive Options”) under the Internal Revenue Code of

1986 (the “Code”) and nonqualified stock options (“Nonstatutory Options”), restricted stock awards, stock grants and stock appreciation rights.  Only employees of the Company are eligible for grants of Incentive Options.  In addition, if an Incentive Option is granted to an officer or employee of the Company who, at the time of the grant, owns more than 10 percent of the Company’s common stock, the exercise price of the options must be not less than 110 percent of the fair market value of the Company’s common stock at the time the option is granted.  All options granted generally expire not later than ten years from the date of grant except that incentive stock options granted to 10 percent shareholders will expire not later than five years from the date of grant.  Unless the Committee specifically determines otherwise at the time of the grant of the option, options vest and become exercisable in installments as to 25% of the underlying stock at the first anniversary of the grant date and 25% per year thereafter. The Committee may allow an optionee to exercise before an installment vests, subject to the Company’s right to repurchase the shares or any other restriction the Committee imposes.  The vesting of any awards granted under the Incentive Plan may be accelerated in full in the event of a merger or sale of the company if the acquiring entity does not assume or replace the awards with comparable awards.  In addition, the Committee may accelerate the exercisability of options (unless restricted by the Code in the case of incentive options) and any grant of restricted stock even if restrictions have not expired.  To the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such excess options will be treated as Nonstatutory Options.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent.  The Committee may allow the optionee to make payment by tendering shares of our common stock having a fair market value equal to the exercise price.  The Committee may also allow broker-assisted cashless exercises under which the Company issues shares on exercise of the option and is paid the purchase price from the sale of the shares by the optionee’s broker.  The Committee may also authorize loans for the purpose of exercise to the extent permitted by law and may withhold shares on option exercise in payment of the exercise price and tax withholding.

Options continue to be exercisable for up to twelve months after an optionee’s association with the Company terminates due to death or disability and up to 60 days after an optionee’s association ends for other reasons for the 2000 Plan.  Options continue to be exercisable for up to twelve months after an optionee’s association with the Company terminates due to death or disability and up to 90 days after an optionee’s association ends for other reasons for the 2005 Plan.  These periods may be extended at the Committee’s discretion.

Performance-based awards.

Grants of performance-based awards under the Incentive Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes.  Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000, unless the plan contains certain features that qualify the compensation as “performance-based compensation.”  Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees and those likely to become covered employees are eligible to receive performance-based awards.  “Covered employees” means the Company’s chief executive officer or any of its other four highest compensated officers.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee during the first 90 days of the year for the period are satisfied.  These pre-established performance goals must be based on one or more of the following performance criteria which are set forth in Section 2.23 of the Incentive plan:

     2.23 Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, Stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and may be calculated in any manner chosen by the Committee.  With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.  In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award.  Generally, a participant would have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

United Stated Income Tax Implications

The Company is generally entitled to a tax deduction in connection with an option or award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a Nonstatutory  Option).  Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the named executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.  These conditions include shareholder approval of the Plan and performance criteria under the Plan, setting individual annual limits on each type of award, and certain other requirements.  The Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards if the Company should make them.

The grant of Incentive Options will not result in taxable income to the recipient.  With respect Nonstatutory Options, the recipient will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction.  Generally, gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.  In the case of a disqualifying disposition of Incentive Option stock, however, some or all of the gain will be ordinary income and the Company will be entitled to a corresponding deduction.

The grant of restricted stock should not result in income for the recipient or in a deduction for the Company for federal income tax purposes if the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture.”  If there are no such restrictions, the recipient would recognize ordinary income upon receipt of the shares.  Any dividends paid to the recipient while the stock remained subject to restriction would be treated as compensation for federal income tax purposes.  At the time the restrictions lapse, the recipient would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.  Income tax withholding would be required.

The grant of a performance-based award will not result in income to the recipient.  Upon the receipt of shares or cash under a performance-based award, the recipient would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received.  Income tax withholding would be required.

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Reasons for Amending the Plan

As of June 21, 2010, there are only 147,500 shares available to award.  The Board of Directors believes that the availability of stock based compensation for officers and employees will be a key factor in the ability of Company to attract qualified individuals to fill certain positions.  It is also anticipated that additional equity awards may be needed to retain existing officers and staff.

Accordingly, the Board of Directors is seeking shareholder approval to increase the number of shares authorized under the Plan in order to ensure that shares will be available to adequately compensate the Company’s employees and directors as the Company expands its business and adds additional employees.

Shareholder Approval

Approval of the amendment to the Plan requires the affirmative vote of a majority of the outstanding shares represented and entitled to vote at the Meeting.  The Company has not made any determination as to specific grants to be made under the Plan upon approval of the amendment by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE 2005 EQUITY INCENTIVE PLAN, AS AMENDED

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the 2005 Equity Incentive Plan, as amended to date (the “Plan”), which has been maintained by the Company since 2005.  This approval may be necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code (the “Code”) to the extent it is otherwise available.

The Plan allows the Company to deliver a significant portion of total executive compensation through stock.  We believe this enhances retention by having a large percentage of total compensation derived from stock awards and by using a multi-year vesting schedule for shares awarded.  It also aligns management’s interests with shareholders’ long-term interests through a broad array of strategic business priorities that the Company believes will contribute to long-term shareholder value and award value that changes with share price.

Section 162(m) Approval

Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to each of the chief executive officer and certain other named executive officers.  The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m).  The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid.

Section 162(m) generally requires that shareholders re-approve the material terms of the performance-based award provisions of the Plan every five years or performance-based awards eligible for exemption from the deductibility limitation (other than stock options and stock appreciation rights) may not continue to be granted under the Plan.  Shareholders are being asked to re-approve the material terms of the performance-based award feature of the Plan and the related performance criteria that may be referenced in granting performance-based awards so that performance-based awards may continue to be fully tax deductible for federal income tax purposes, to the extent permitted under applicable law.  We intend to keep our Plan in compliance with section 162(m) to the extent possible so that we are in a position to take advantage of deductibility of compensation when applicable law permits us to do so.

Material Terms of Performance Criteria

The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.  In addition to stock options, performance-based awards are usually in the form of restricted performance shares.  Such key employees as shall be selected by the Committee in its sole discretion are eligible to receive performance-based awards.  No person may receive an award for more than 100,000 shares of stock in any calendar year.  Under the Plan, the performance factors that the Committee may use in making performance-based awards are:

(i)	pre- or after-tax net earnings;

(ii)	sales growth;

(iii)	operating earnings;

(iv)	operating cash flow;

(v)	return on net assets;

(vi)	return on shareholders’ equity;

(vii)	return on assets;

(viii)	return on capital;

(ix)	stock price growth;

(x)	shareholder returns;

(xi)	gross or net profit margin;

(xii)	earnings per share;

(xiii)	price per share of stock, and;

(xiv)	market share.

The material terms of the performance criteria are set out in Section 7.5 of the Plan.  Section 7.5 of the Plan reads as follows:

            7.5           Qualified Performance-Based Awards.

                                (a)           Purpose. The purpose of this Section 7.5 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.5 will control over any contrary provision contained in the Plan.  In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award.  However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.5 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

                                (b)           Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “Outside Directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify.  Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

                                (c)           Applicability. This Section 7.5 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards.  The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.5.

                                (d)           Discretion of Committee with Respect to Qualified Performance-Based Awards.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the Exercise Price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less than the Market Value of the Stock on the date of grant.  With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, the Committee will have full discretion to select the length of any applicable Restriction Period, the kind or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual.  Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than 90 days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

                                (e)           Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved, as determined by the Committee.  In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned, if in its sole and absolute discretion, such reduction or elimination is appropriate.

                                (f)           Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan is the number of shares of Stock set forth in Section 4, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

                                (g)           Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

For a full copy of the Plan, contact the Company at (925) 328-4656.

If shareholders do not approve Proposal 2, no additional performance-based awards eligible for exemption from the deductibility limitation will be granted under the Plan but the Company may continue to grant stock options and stock appreciation rights designed to qualify as performance-based compensation under Section 162(m) and stock bonuses, restricted stock, performance shares and other types of awards otherwise authorized under the Plan that do not qualify as performance-based compensation under Section 162(m).

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the Plan are complex and subject to change.  The following discussion is only a brief summary of the applicable federal income tax rules.  Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Participants will recognize ordinary compensation income when shares are delivered to them upon vesting of stock awards issued under the Plan or when cash amounts if any are paid to them in settlement of awards under the Plan.  The amount of income recognized in this situation will be based on the fair market value of the shares received.  Subject to any limitations under Section 162(m) of the Code and limitations under EESA and ARRA, the Company generally will be entitled to a deduction equal to the amount of ordinary income that a participant is required to recognize.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of Perry-Smith LLP as Giga-tronics' Independent Registered Public Accounting Firm for the fiscal year ending March 26, 2011 and to perform other appropriate services.  We are seeking ratification by the shareholders for this appointment.  In case of a negative vote, the appointment will be reconsidered.

Representatives of Perry-Smith LLP are expected to be present at Giga-tronics' Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for professional services rendered by Perry-Smith LLP in fiscal year 2010 and in fiscal year 2009 in the following categories:

	2010	2009
Audit fees	$176,000	$170,000
Audit-related fees (1)	$2,000	—
Tax fees	—	—
All other fees	—	—

(1) Audit-related fees were for expanded scope on year-end inventory test counts in 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PERRY-SMITH LLP PER PROPOSAL 4.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2011, a shareholder proposal must be received by Giga-tronics no later than June 7, 2011.  To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2011, a shareholder proposal must be received by Giga-tronics no later than March 24, 2011.  Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA  94583.

SEC rules permit proxyholders to vote in their discretion on matters proposed by a shareholder and not described in the proxy statement unless the Company received notice of the proposal and certain additional information at least 45 days in advance of the anniversary of the proxy mailing date for the previous year’s meeting.  Next year this date will be June 7, 2011.

The Annual Report of Giga-tronics for the fiscal year ended March 27, 2010 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.  Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy.  Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting.  If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board of Directors and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material.  These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

Garrett A. Garrettson
Chairman of the Board of Directors

San Ramon, California
July 12, 2010

 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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GIGA-TRONICS INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Garrett A. Garrettson and Patrick J. Lawlor, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on June 21, 2010 at the Annual Meeting of Shareholders to be held at Giga-tronics' executive office at 4650 Norris Canyon Road, San Ramon, CA 94583 on August 17, 2010 at 9:30 a.m. (PDT), or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

(Continued, and to be signed, on the other side.)

TO VOTE YOUR PROXY

Simply sign and date your proxy card and return it in the postage-paid envelope to:

Giga-tronics Inc., % The Altman Group, Inc., PO Box 238, Lyndhurst, NJ  07071-9902.

TO VOTE, PLEASE DETACH PROXY CARD HERE
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Please mark votes as in this sample	X

1. Elect six Directors for the ensuing year.	FOR ALL NOMINEES LISTED	WITHHOLD AUTHORITY
Nominees: (1) George H. Bruns, Jr., (2) James A. Cole;	(EXPEPT AS	TO VOTE FOR ALL
(3) Garrett A. Garrettson; (4) Kenneth A. Harvey;	INDICATED BELOW)	NOMINEES LISTED
(5) John R. Regazzi, (6) Robert C. Wilson	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for one or more
nominees, write such names in the space provided below:

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the 2005 Equity Incentive Plan increasing
the number of shares authorized for issuance under the Plan;	[ ]	[ ]	[ ]
3. Approve the material terms of the performance criteria for the
performance-based awards under the Plan, as amended;	[ ]	[ ]	[ ]
4. Ratify the appointment of Perry-Smith LLP as independent certified
public accountants;	[ ]	[ ]	[ ]
5. Any other business as may properly come before the meeting.

Dated: ________________, 2010

Signature(s)

Signature(s)

Please sign exactly as the name appears printed hereon. When shares are held  by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.